STOCKHOLDERS SUPPORT AGREEMENT

     This Stockholders Support Agreement (this "Agreement") is entered into as of January 9, 2006, by CFCI Holdings, Inc., a Virginia corporation ("Parent"), on the one hand, and each of Roger F. Hruby, RFH Investments, LP, Roger F. Hruby IRA, and The Roger F. Hruby Trust u/a/d 9/17/85 (each a "Stockholder" and collectively the "Stockholders"), on the other hand. Each of the Stockholders is executing this Agreement in his or its capacity as a stockholder of CFC International, Inc., a Delaware corporation (the "Company").

                                    RECITALS

     WHEREAS, the Company, Parent and Holo Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Parent ("Purchaser"), have entered into an Agreement and Plan of Merger, dated as of January 9, 2006 (as the same may be amended or supplemented, the "Merger Agreement"), providing for, among other things, the merger of Company with and into Purchaser (the "Merger") under which the Stockholders will receive substantial value for their interest in the Company;

     WHEREAS, as of the date hereof, each Stockholder beneficially owns (as such term is defined in Rule 13d-3 of the Exchange Act) that number of shares of Common Stock, par value $0.01 per share, of the Company (the " Common Stock") as is set forth on Schedule 1 to this agreement (the "Subject Shares"); and

     WHEREAS, as a condition to the willingness of Parent to enter into the Merger Agreement, and as an inducement and in consideration therefor, Parent has requested that the Stockholders enter into this Agreement pursuant to which the Stockholder shall, among other things, vote all of the Subject Shares in favor of the proposal to approve and adopt the Merger Agreement and the Merger, pursuant and subject to the terms and conditions in this Agreement.

     NOW, THEREFORE, in consideration of the foregoing and the mutual premises, representations, warranties, covenants and agreements contained herein, the parties hereto, intending to be legally bound, hereby agree as follows:

     1. Agreement to Vote.

     (a) Without limiting a Stockholder's right to vote the Subject Shares in his or its sole discretion on any unrelated matters that may be submitted to a vote, consent or other approval (including by written consent) of the stockholders of the Company (as long as such matters are not otherwise contrary to the Stockholder's agreement to vote the Subject Shares in the manner set forth in this Section 1), each Stockholder agrees that, during the term of this Agreement, at any meeting of the stockholders of the Company, however called, or in connection with any written consent of the stockholders of the Company, the Stockholder shall vote (or cause to be voted) the Subject Shares (i) in favor of the Merger, the adoption of the Merger Agreement and each other action contemplated by the Merger Agreement and any actions required in furtherance hereof or thereof and (ii) against the adoption of an Adverse Proposal. For purposes of this Agreement, the term "Adverse Proposal" means (a) any Takeover Proposal or (b) the following actions (other than the Merger and the other Transactions contemplated by the Merger Agreement): (1) any extraordinary corporate transaction, such as a merger, consolidation or other business combination involving the Company or any of its subsidiaries; (2) any sale, lease or other similar transfer of all or substantially all of the assets of the Company or any of its subsidiaries, or a reorganization, recapitalization, dissolution or liquidation of the Company or any of its subsidiaries; or (3) any other action that in any way serves to postpone, prevent, materially interfere with or materially and adversely affect the Merger and the other Transactions.

     (b) Except as set forth in the second sentence of this Section 1(b), each Stockholder agrees that, at 5:00 p.m. Chicago, Illinois time on January 10, 2006 (the "Consent Delivery Date"), the Stockholder shall, pursuant to Article II,
Section 9 of the Bylaws, execute and deliver to the Company and Purchaser an action by written consent in the form attached as Exhibit A to this Agreement, approving the Merger and the adoption of the Merger Agreement and each other action contemplated by the Merger Agreement and any actions required in furtherance hereof or thereof, which written consent shall be irrevocable by the Stockholder except as set forth in Section 8(d) of this Agreement. Notwithstanding anything contained in this Section 1(b) to the contrary, if the Consent Delivery Date would otherwise occur after a Company Notice and/or a Change of Recommendation Notice has been delivered to Purchaser with respect to the transactions contemplated by the Merger Agreement then in effect, then the Consent Delivery Date shall be the date that is the seventh business day following the date of the most recent Notice received by Purchaser.

     2. Irrevocable Proxy.

     (a) Grant of Proxy. Each Stockholder hereby appoints Parent and any designee of Parent, each of them individually, such Stockholder's proxy and attorney-in-fact during the term of this Agreement, with full power of substitution and re-substitution, to vote or act by written consent with respect to the Subject Shares (i) in accordance with Section 1 hereof and (ii) to sign its name (as a stockholder) to any consent, certificate or other document relating to the Company that the law of the State of Delaware may permit or require in connection with any matter referred to in Section 1. This proxy is given to secure the performance of the duties of Stockholder under this Agreement and its existence will not be deemed to relieve Stockholder of its obligations under Section 1. Each Stockholder affirms that this proxy is coupled with an interest and is irrevocable until termination of this Agreement pursuant to Section 7, whereupon such proxy and power of attorney shall automatically terminate. Each Stockholder will take such further action or execute such other instruments as may be necessary to effectuate the intent of this proxy. The proxy granted herein is intended to comply with the requirements of Section 212 of the DGCL applicable to irrevocable proxies.

     (b) Other Proxies Revoked. Each Stockholder represents that any proxy heretofore given in respect of the Subject Shares is not irrevocable, and hereby revokes any and all such proxies.

     3. Standstill. During the term of this Agreement, each Stockholder will not, directly or indirectly: (a) except pursuant to the terms of this Agreement and for the conversion of Subject Shares at the Effective Time pursuant to the terms of the Merger Agreement, offer for sale, sell, transfer, tender, pledge, encumber, assign or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to or consent to the offer for the sale, transfer, tender, pledge, encumbrance, assignment or other disposition of, any or all of the Subject Shares; (b) except pursuant to the terms of this Agreement or as otherwise called for by the Merger Agreement, (i) deposit any Subject Shares into a voting trust, (ii) grant any proxies or powers of attorney or enter into a voting agreement with respect to any of the Subject Shares, or
(iii) enter into any other agreement or understanding with respect to the voting of any of the Subject Shares; (c) convert or consent to the conversion of any of the Subject Shares into any other class of capital stock or other securities of the Company; or (d) take any action that would reasonably be expected to make any of its representations or warranties contained herein untrue or incorrect in any material respect or have the effect of impairing the ability of Stockholder to perform Stockholder's obligations under this Agreement or preventing or delaying the Merger or consummation of any of the other Transactions.

     4. No Solicitation. Each Stockholder shall, and shall cause each agent and representative (including without limitation any investment banker, financial advisor, attorney, accountant or other representative retained by the Stockholder or any such representative) (each, a "Stockholder Representative") of the Stockholder to, immediately cease any discussions or negotiations with any other parties conducted heretofore (other than Parent and the Purchaser) with respect to any Takeover Proposal. Each Stockholder shall not, nor shall it permit his or its Stockholder Representatives to, directly or indirectly through another person, (i) solicit, initiate or encourage (including by way of furnishing non-public information), or take any other action to facilitate, any inquiries or the making of any proposal that constitutes a Takeover Proposal or
(ii) solicit, initiate, encourage, facilitate or otherwise participate in any discussions or negotiations regarding, or otherwise cooperate in any way with, any Takeover Proposal. Without limiting the foregoing, it is agreed that any violation of the foregoing by the Stockholders or any Stockholder Representative shall be a violation of Section 5.02 of the Merger Agreement by the Company.

     5. No Limitations on Stockholder's Action as a Director. Roger F. Hruby does not make any agreement or understanding herein in his capacity as a director or officer of the Company. Roger F. Hruby executes this Agreement solely in his capacity as a stockholder of the Company and nothing herein shall limit or affect any actions taken by him in his capacity as an officer or director of the Company or any of its Subsidiaries, including, without limitation, all actions take by him in accordance with his fiduciary duties as an officer or director of the Company or otherwise as permitted by the Merger Agreement.

     6. Representations and Warranties of Stockholder. Each Stockholder hereby represents and warrants to Parent as follows:

     (a) Ownership. Stockholder is the record and beneficial owner of, and has good and valid title to, his or its Subject Shares, free and clear of any liens. Except for his or its Subject Shares, Stockholder does not beneficially own any securities of the Company on the date hereof, and does not, directly or indirectly, beneficially own or have any option, warrant or other right to acquire any securities of the Company that are or may by their terms become entitled to vote or any securities that are convertible or exchangeable into or exercisable for any securities of the Company that are or may by their terms become entitled to vote; provided that Roger Hruby (i) may be deemed to be the beneficial owner of all Subject Shares and (ii) holds an option to purchase 534 shares of the Company's voting preferred stock, par value $0.01 per share ("Voting Preferred Stock") at an exercise price of $500 per share ("Preferred Stock Option").

     (b) Organization, Authority. Stockholder has all requisite power and authority to enter into this Agreement and to consummate the transactions contemplated hereby, and has taken all necessary action to authorize the execution, delivery and performance of this Agreement.

     (c) Execution and Delivery. This Agreement has been duly executed and delivered by the Stockholder and constitutes a valid and binding obligation of the Stockholder enforceable against the Stockholder in accordance with its terms, except that enforceability may be limited by bankruptcy, reorganization, insolvency or other laws affecting the enforceability of creditors' rights generally.

     (d) No Conflicts. Subject to compliance with the HSR Act and appropriate filings under securities laws (which the Stockholder agrees to make promptly), to the extent applicable, the execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby and compliance with the provisions hereof will not, conflict with, result in a violation or breach of, or constitute a default (or an event that, with notice or lapse of time or both, would result in a default) or give rise to any right of termination, amendment, cancellation, notice or acceleration under, (i) with respect to RFH Investments, LP, the Stockholder's certificate of limited partnership and other constituent documents, (ii), with respect to The Roger F. Hruby Trust u/a/d 9/17/85, the trust agreement governing the Stockholder, (iii) with respect to the Roger Hruby IRA, the custodial agreement governing the Stockholder, and (iv) any loan or credit agreement, bond, note, mortgage, indenture, lease or any other contract, agreement, or instrument to which the Stockholder is a party or by which the Stockholder or any of his or its Subject Shares is bound, or (v) any injunction, judgment, writ, decree, order or ruling applicable to the Stockholder; except in the case of clauses (iv) and (v) for conflicts, violations, breaches or defaults that could not reasonably be expected to prevent, impair, impede or delay the timely performance by the Stockholder of his or its obligations under this Agreement.

     (e) Reliance. Each Stockholder understands and acknowledges that Parent is entering into the Merger Agreement in reliance upon the Stockholder's execution, delivery and performance under this Agreement.

     7. Representations and Warranties of Parent. Parent hereby represents and warrants to the Stockholders as follows:

     (a) Organization, Authority. Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Virginia. Parent has all the requisite power and authority to enter into this Agreement and to consummate the transactions contemplated hereby, and has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement.

     (b) Execution and Delivery. This Agreement has been duly executed and delivered by Parent and constitutes a valid and binding obligation of Parent, enforceable against Parent in accordance with its terms, except that enforceability may be limited by bankruptcy, reorganization, insolvency or other laws affecting the enforceability of creditors' rights generally.

     (c) No Conflicts. Neither the execution and delivery of this Agreement nor the performance by Parent of its obligations hereunder will result in a violation or breach of, or constitute a default (or an event that, with notice or lapse of time or both, would result in a default) or give rise to any right of termination, amendment, cancellation, or acceleration under, (i) Parent's limited liability company agreement or similar constituent documents, (ii) any contract, obligation, commitment, agreement, restriction, understanding, or instrument to which Parent is a party or by which Parent is bound, (iii) any injunction, judgment, writ, decree, order or ruling applicable to Parent, or
(iv) subject to the filing of any reports under Sections 13(d) and 16 of the Exchange Act as may be required in connection with this Agreement or the Merger Agreement and the transactions contemplated hereby and thereby, any law, statute, rule or regulation applicable to Parent; except in the case of clauses
(ii), (iii) and (iv) for violations, breaches or defaults that could not reasonably be expected to prevent, impair, impede or delay the timely performance by Parent of its obligations under this Agreement.

     8. Termination. This Agreement shall terminate, and the provisions hereof shall be of no further force or effect, upon the earlier of:

     (a) the Effective Time,

     (b) the date upon which the Merger Agreement is validly terminated in accordance with its terms,

     (c) a Change of  Recommendation  by the Company  Board in  accordance  with
Section 5.02(d) of the Merger Agreement,

     (d) the delivery of written notice by Parent to the Stockholders of the termination of this Agreement; or

     (e) the date that Parent reduces, or proposes to the Company Board to reduce, the Merger Consideration or indicates to the Company Board that it wishes to reduce or discuss the reduction of the Merger Consideration.

     Following the termination of this Agreement, as between Parent and each Stockholder, the Stockholder shall have the right in its sole and absolute discretion to (i) vote the Subject Shares in any manner it so chooses, (ii) deliver one or more voting proxies to one or more Persons with respect to the Subject Shares, (iii) dispose of all or any portion of the Subject Shares to one or more Persons in any manner Stockholder so selects and (iv) take any other action it may choose to take with respect to the Subject Shares. The provisions of the immediately preceding sentence shall apply whether or not the Board of Directors has received a Takeover Proposal, has terminated the Merger Agreement or is considering the termination of the Merger Agreement, and shall be solely linked to the reduction or any proposed reduction of the Merger Consideration by Parent. If this Agreement terminates pursuant to this Section 8, then any written consent delivered by the Stockholders hereunder pursuant to the terms of
Section 1(b) above, shall terminate and be deemed null and void, ab initio.

     9. Miscellaneous.

     (a) Adjustments. In the event (i) of any stock dividend, stock split, recapitalization, reclassification, combination or exchange of shares of capital stock or other securities of the Company on, of or affecting the Subject Shares or the like or any other action that would have the effect of changing the Stockholder's ownership of the Subject Shares or (ii) the Stockholder becomes the beneficial owner of any additional shares of Common Stock or of any Voting Preferred Stock pursuant to the Preferred Stock Option or otherwise, then the terms of this Agreement will apply to all of the shares Common Stock and Voting Preferred Stock held by the Stockholder immediately following the effectiveness of the events described in clause (i) or the Stockholder becoming the beneficial owner thereof, as described in clause (ii), as though they were Subject Shares hereunder. Each Stockholder hereby agrees, while this Agreement is in effect, to promptly notify Parent of the number of any new shares of Common Stock and Voting Preferred Stock acquired by the Stockholder, if any, after the date hereof.

     (b) Waiver of Dissenter's Rights. Each Stockholder hereby consents to and approves the actions taken by the Board of Directors of the Company in approving the Merger Agreement and this Agreement, the Merger and the other transactions contemplated by the Merger Agreement. Each Stockholder hereby waives, and agrees not to exercise or assert, any appraisal or similar rights under Section 262 of the DGCL or other applicable law in connection with the Merger.

     (c) Publication. Each Stockholder hereby permits Parent to publish and disclose in all documents and schedules filed with the SEC or The NASDAQ Stock Market his or its identity and ownership of the Subject Shares and the nature of his or its commitments, arrangements and understandings pursuant to this Agreement; provided, however, that such publication and disclosure shall be subject to the prior review and comment by the Stockholder and his or its advisors. Except as provided above, no party shall issue any press release or make any other public statement with respect to this Agreement, the Merger Agreement, the Merger or any other transactions contemplated by this Agreement, the Merger Agreement or the Merger without the prior written consent of the other parties, except as may be required by applicable law.

     (d) Further Actions. Each of the parties hereto agrees that it will execute and deliver such other documents and instruments and to take such further actions as from time to time may be necessary or appropriate to effectuate this Agreement.

     (e) Notices. All notices or other communications given or made pursuant hereto shall be in writing (including facsimile or similar writing) and shall be deemed to have been duly given or made as of the date of receipt and shall be delivered personally or mailed by registered or certified mail (postage prepaid, return receipt requested), sent by overnight courier or sent by facsimile (but only if the appropriate facsimile transmission confirmation is received), to the applicable party at the following addresses or facsimile numbers, or at such other address or facsimile number for a party as shall be specified by like notice:

     If to Stockholders:

                  Roger F. Hruby
                  c/o CFC International, Inc.
                  500 State Street
                  Chicago, Illinois  60411

     With copy to:

                  Holland & Knight LLP
                  1 Mid America Plaza, 10th Floor
                  Oak Brook, Illinois  60181
                  Attn:  Carl A. Neumann

     If to Parent:

                  CFCI Holdings, Inc
                  c/o Quad-C Management, Inc
                  230 East High Street
                  Charlottesville, VA 22902
                  Attention: Stephen M. Burns
                  Facsimile No.: 434-979-1145

     with a copy to:

                  McGuireWoods LLP
                  One James Center
                  Richmond, VA 23219
                  Attention: Leslie A. Grandis
                  Facsimile No.: 804-775-1061

     (f) Assignment; Binding Effect. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto, in whole or in part (whether by operation of Law or otherwise), without the prior written consent of the other party. Any attempt to make any such assignment without such consent shall be null and void. Subject to the preceding sentences, this Agreement shall be binding upon, inure to the benefit of and be enforceable by, the parties, their respective successors and permitted assigns.

     (g) Third Party Beneficiaries. Notwithstanding anything contained in this Agreement to the contrary, nothing in this Agreement, expressed or implied, is intended to or shall confer on any person other than the parties hereto or their respective permitted successors and assigns any rights, benefits, remedies, obligations or liabilities whatsoever under or by reason of this Agreement.

     (h) Entire Agreement. This Agreement and the Merger Agreement constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, either written or oral, among the parties, or any of them, with respect thereto.

     (i) Governing Law. This Agreement shall be governed by and construed in accordance with the Laws of the State of Delaware without regard to its rules of conflicts of Laws. Stockholders and Parent hereby irrevocably and unconditionally: (i) consent to submit to the exclusive jurisdiction of the courts of the State of Delaware (the "Delaware Courts") for any litigation arising out of or relating to this Agreement and the transactions contemplated hereby (and agree not to commence any litigation relating thereto except in such courts), (ii) waive any objection to the laying of venue of any such litigation in the Delaware Courts and (iii) agree not to plead or claim in any Delaware Court that such litigation brought therein has been brought in an inconvenient forum.

     (j) Waiver of Jury Trial. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY TO THE FULLEST EXTENT PERMITTED BY LAW.

     (k) Headings. The descriptive headings contained herein are for convenience and reference only and will not affect in any way the meaning or interpretation of this Agreement.

     (l) Waivers. Any agreement on the part of a party to waive any provision of this Agreement, or to extend the time for any performance hereunder, will be valid only if set forth in an instrument in writing signed on behalf of such party. No action taken pursuant to this Agreement, including without limitation, any investigation by or on behalf of any party, nor any failure or delay on the part of any party hereto in the exercise of any right hereunder, shall be deemed to constitute a waiver by the party taking such action of compliance of any representations, warranties, covenants or agreements contained in this Agreement. The waiver by any party hereto of a breach of any provision hereunder shall not operate or be construed as a waiver of any prior or subsequent breach of the same or any other provision hereunder.

     (m) Severability. Any term or provision of this Agreement that is invalid, illegal or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only as broad as is enforceable.

     (n) Enforcement of Agreement. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any Delaware Court, this being in addition to any other remedy to which they are entitled at law or in equity.

     (o) Voidability. If prior to the execution hereof, the board of directors of the Company shall not have duly and validly authorized and approved by all necessary corporate action this Agreement, the Merger Agreement and the transactions contemplated hereby and thereby, so that by the execution and delivery hereof Parent or Purchaser would become, or could reasonably be expected to become an "interested stockholder" with whom the Company would be prevented for any period pursuant to Section 203 of the General Corporation Law of the State of Delaware (the "DGCL") from engaging in any "business combination" (as such terms are defined in Section 203 of the DGCL), then this Agreement shall be void and unenforceable until such time as such authorization and approval shall have been duly and validly obtained.

     (p) Remedies Not Exclusive. All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity will be cumulative and not alternative, and the exercise of any thereof by either party will not preclude the simultaneous or later exercise of any other such right, power or remedy by such party.

     (q) Amendment. This Agreement may not be amended except by an instrument in writing signed by each of the parties hereto.

     (r) Counterparts. This Agreement may be executed in one or more counterparts, all of which will be considered one and the same instrument and will become effective when one or more counterparts have been signed by each party and delivered to the other parties.

     (s) Defined Terms. Capitalized terms used in this Agreement and not otherwise defined herein shall have the meanings ascribed to them in the Merger Agreement.

                           [SIGNATURE PAGE TO FOLLOW]

Stockholders:                   /s/Roger F. Hruby
                                -------------------------------------
                                Roger F. Hruby


                                RFH Investments, LP

                                /s/Roger F. Hruby
                                -------------------------------------
                                Roger F. Hruby, Managing General Partner


                                Roger F. Hruby IRA

                                By:/s/Roger F. Hruby
                                   ----------------------------------
                                      Authorized Signatory


                                The Roger F. Hruby Trust
                                Under Agreement Dated 9/17/85

                                By:/s/Roger F. Hruby
                                   ----------------------------------
                                      Authorized Signatory


    Parent:                     CFCI Holdings, Inc.

                                By:/s/Stephen M. Burns
                                   ----------------------------------
                                      Its: President

                                 SUBJECT SHARES

       Name of Stockholder                      Shares of Common Stock Owned
       -------------------                      ----------------------------


Roger F. Hruby                                      471,200  (1)

RFH Investments, LP                               1,137,958

Roger R. Hruby IRA                                    5,328

Roger F. Hruby Trust u/a/d 9/17/85                  749,863

Total                                             2,364,349












--------------
(1)Includes shares held by Dennis W. Lakomy (314,133 shares) and the William Gardner Brown's GST Trust (157,067 shares) with respect to which Roger F. Hruby holds an irrevocable proxy.

                  ACTION BY WRITTEN CONSENT OF STOCKHOLDERS OF
                             CFC INTERNATIONAL, INC.


     Pursuant to the provisions of Section 228 and Section 251 of the General Corporation Law of the State of Delaware, the undersigned stockholders each holding and having voting power over that number of shares of common stock, par value $0.01 per share (the " Common Stock"), of CFC International, Inc., a Delaware corporation (the "Company") set forth adjacent to its name below, collectively constituting a majority of the voting power of the issued and outstanding Common Stock, do hereby consent to, approve and adopt the following resolution:

     WHEREAS, contemporaneously with this resolution, the Board of Directors of the Company has determined that the merger (the "Merger") of Holo Acquisition Corp., a Delaware corporation ("Merger Sub"), with and into the Company is fair and advisable and in the best interest of the Company and its stockholders, has approved and adopted the Agreement and Plan of Merger, dated as of January 9, 2006, among CFCI Holdings, Inc., a Virginia corporation ("Parent"), Merger Sub and the Company in the form attached to this consent (the "Merger Agreement") and the Merger, and has submitted the Merger Agreement to, and recommended the approval and adoption of the Merger Agreement and the Merger by, the stockholders of the Company.

     WHEREAS, the affirmative vote in favor of the adoption of the Merger Agreement by a majority of the votes entitled to be cast thereon by the stockholders of the Company is required pursuant to Section 251 of the DGCL before the Company may effect the Merger.

     WHEREAS, the undersigned stockholders are the record owners of shares of the capital stock of the Company representing a majority of the votes entitled to be cast on the adoption of the Merger Agreement;

     WHEREAS, Parent has requested that the undersigned stockholders, in their capacity as stockholders of the Company, adopt the Merger Agreement and approve the transactions contemplated by the Merger Agreement, including, without limitation, the Merger.

     NOW, THEREFORE, BE IT RESOLVED, that, the undersigned stockholders in their capacity as stockholders of the Company, hereby adopt the Merger Agreement within the meaning of Section 251 of the DGCL and approve the transactions contemplated by the Merger Agreement, including, without limitation, the Merger.

     NOW, THEREFORE, BE IT RESOLVED, that the Merger Agreement and the Merger be, and they hereby are, consented to, approved and adopted in all respects.

     This Consent may be executed in one or more counterparts, all of which shall be considered one and the same instrument.

Date:________________



        _______________________                471,200 shares Common Stock(1)
        Roger F. Hruby


        RFH Investments, LP

    By: _______________________              1,137,958 shares Common Stock
         Roger F. Hruby,
         Managing General Partner


    Roger F. Hruby IRA
    By: _______________________                  5,328 shares Common Stock
         Authorized Signatory


    The Roger F. Hruby Trust
    u/a/d 9/17/85

    By: _______________________                749,863 shares Common Stock
         Authorized Signatory











--------------
(1)Includes shares held by Dennis W. Lakomy (314,133 shares) and the William Gardner Brown's GST Trust (157,067 shares) with respect to which Roger F. Hruby holds an irrevocable proxy.